UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by GlyEco, Inc., a Nevada corporation (the “Company”), on a Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 9, 2012, GlyEco Acquisition Corp. #7, an Arizona corporation and wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Agreement”) on October 3, 2012, with Antifreeze Recycling, Inc., a South Dakota corporation (“ARI”), and Robert J. Kolhoff, the selling principal of ARI (the “Selling Principal”).

ARI operates a business located in Tea, South Dakota, relating to processing used glycol streams, primarily used antifreeze, and selling glycol as remanufactured product.

Pursuant to the Agreement, GlyEco Acquisition Corp. #7 agreed to purchase all of the glycol-related assets of ARI, free and clear of any liabilities or encumbrances, in consideration for an aggregate purchase price of $450,000, consisting of 361,200 unregistered shares of the Company’s common stock (subject to adjustment as provided in the Agreement) at an agreed upon value of $1.00 per share, and with satisfaction of ARI’s outstanding debt, in an amount of $88,800 which is to be paid at closing (the “Acquisition”).

On October 26, 2012, GlyEco Acquisition Corp. #7, GlyEco Acquisition Corp. #6, an Arizona corporation and wholly-owned subsidiary of the Company (the “Acquisition Sub”), ARI, and Selling Principal entered into a Novation Agreement and Amendment No. 1 to Asset Purchase Agreement (the “Novation and Amendment”) in which minor procedural amendments were made.

The foregoing description of the Novation and Amendment is qualified in its entirety by reference to the Novation Agreement and Amendment No. 1 to Asset Purchase Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 26, 2012, Acquisition Sub, ARI, and Selling Principal consummated the Acquisition described in Item 1.01 with an effective date of October 29, 2012.  The disclosure made under Item 1.01 of this Form 8-K/A as well as the Form 8-K filed by the Company with the Commission on October 9, 2012, is incorporated by reference herein.

Pursuant to the Agreement, Acquisition Sub acquired all of the glycol-related assets of ARI, free and clear of any liabilities or encumbrances, consisting of ARI’s personal property (equipment, tools, machinery, furniture, supplies, materials, and other tangible personal property), inventory, intangible property, contractual rights, books and records, intellectual property, accounts receivable (excluding trade accounts receivable equal to or greater than 90 days), goodwill, and miscellaneous assets.   The Company will file an amendment to this Form 8-K/A that will disclose the final purchase price allocation for the assets listed above, following the execution of Amendment No. 2 by the parties.  Amendment No. 2 will effectuate the parties’ agreement as to the allocation of the purchase price to the assets.  Upon execution of such Amendment No. 2, unregistered shares of Company common stock that was described above will be issued to the Selling Principal.  The amendment to this Form 8-K/A will provide appropriate disclosure on this issuance.

The foregoing description of the Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which was filed as an exhibit to the Form 8-K filed with the Commission on October 9, 2012, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required under Item 9.01(a) of Form 8-K are not included in this Form 8-K/A. The Company will file an amendment to this Form 8-K/A to include the required financial statements not later than 71 calendar days after the date that this Form 8-K/A was required to be filed, as permitted under paragraph (a)(4) of Item 9.01 of Form 8-K.

(b) Pro forma financial information.

The pro forma financial information required under Item 9.01(b) of Form 8-K are not included in this Form 8-K/A. The Company will file an amendment to this Form 8-K/A to include the required pro forma financial information not later than 71 calendar days after the date that this Form 8-K/A was required to be filed, as permitted under paragraph (b)(2) and (a)(4) of Item 9.01 of Form 8-K.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:
2.1* 10.1
Asset Purchase Agreement, dated October 3, 2012, by and among Antifreeze Recycling, Inc. (the Seller), Robert J. Kolhoff (the Selling Principal), GlyEco Acquisition Corp. #7, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc. (the Buyer).

Novation Agreement and Amendment No. 1 to Asset Purchase Agreement, dated October 26, 2012, by and among Antifreeze Recycling, Inc., Robert J. Kolhoff, GlyEco Acquisition Corp. #7, and GlyEco Acquisition Corp. #6.

 * Filed as an exhibit to the Form 8-K filed on October 9, 2012, and incorporated by reference herein.  Exhibits and schedules have been omitted pursuant to Item 601 (b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: October 31, 2012	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)